    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1998
                             REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                     NBH, INC. AND BERKSHIRE HATHAWAY INC.
(EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS: SEE EXPLANATORY NOTE
                          FOLLOWING THIS FACING PAGE)
                              ____________________

               DELAWARE                                     04-2254452
       (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                               1440 KIEWIT PLAZA
                             OMAHA, NEBRASKA  68131
                                 (402) 346-1400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                              ____________________

                                MARC D. HAMBURG
                            BERKSHIRE HATHAWAY INC.
                               1440 KIEWIT PLAZA
                             OMAHA, NEBRASKA  68131
                                 (402) 346-1400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________
                                   COPIES TO:
               MARY ANN LYMAN                         J. MICHAEL HERR
          MUNGER, TOLLES & OLSON LLP              THOMPSON HINE & FLORY LLP
           355 SOUTH GRAND AVENUE                2000 COURTHOUSE PLAZA N.E.
        LOS ANGELES, CALIFORNIA  90071                 P.O. BOX 8801
               (213) 683-9100                      DAYTON, OHIO  45401-8801
                                                      (937) 443-6600
                            ______________________

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE SELLING SHAREHOLDERS ON THE BASIS OF MARKET CONDITIONS AND OTHER FACTORS.

  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]

  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
  TITLE OF EACH                                             PROPOSED MAXIMUM         PROPOSED MAXIMUM            AMOUNT OF
CLASS OF SECURITIES               AMOUNT TO BE               OFFERING PRICE             AGGREGATE               REGISTRATION
 TO BE REGISTERED                  REGISTERED                  PER UNIT(1)           OFFERING PRICE(1)              FEE
----------------------------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK, PAR VALUE
 $5.00 PER SHARE                  5,090 SHARES                 $69,300,000            $353,249,931               $104,209
CLASS B COMMON STOCK, PAR VALUE
 $.1667 PER SHARE                 222 SHARES                   $  2,310.50
============================================================================================================================

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class A Common Stock and a share of Class B Common Stock, as applicable, of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on August 24, 1998.

                             _____________________

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE
                                ----------------

THIS REGISTRATION STATEMENT ON FORM S-3 (THE "REGISTRATION STATEMENT") IS FILED BY BOTH NBH, INC. AND BERKSHIRE HATHAWAY INC., AS REGISTRANTS, IN ORDER TO TAKE INTO ACCOUNT THE EFFECT OF A POSSIBLE BUSINESS COMBINATION PURSUANT TO AN AGREEMENT AND PLAN OF MERGERS DATED JUNE 19, 1998 BETWEEN BERKSHIRE HATHAWAY INC. AND GENERAL RE CORPORATION (THE "GENERAL RE MERGER AGREEMENT"). THE GENERAL RE MERGER AGREEMENT CONTEMPLATES THAT BERKSHIRE HATHAWAY INC. AND GENERAL RE WILL EACH BECOME A WHOLLY OWNED SUBSIDIARY OF NBH, INC., A NEW HOLDING COMPANY. AS A RESULT, EACH OUTSTANDING SHARE OF BERKSHIRE HATHAWAY INC., INCLUDING THOSE REGISTERED UNDER THIS REGISTRATION STATEMENT, WILL BECOME ONE IDENTICAL OUTSTANDING SHARE OF NBH, INC. NBH, INC. WILL THEN TAKE THE NAME "BERKSHIRE HATHAWAY INC." AND WILL BE THE SUCCESSOR REGISTRANT OF THE SHARES REGISTERED HEREBY. HOWEVER, THE GENERAL RE MERGER AGREEMENT ALSO PROVIDES THAT, UNDER CERTAIN CONDITIONS, THE BUSINESS COMBINATION MAY BE RESTRUCTURED (THE "ALTERNATIVE TRANSACTION"). IN THE ALTERNATIVE TRANSACTION, GENERAL RE WILL MERGE WITH, AND BECOME, A WHOLLY OWNED SUBSIDIARY OF A SUBSIDIARY OF BERKSHIRE HATHAWAY INC. ITSELF, RATHER THAN OF NBH, INC., AND BERKSHIRE HATHAWAY INC. ITSELF WILL NOT BECOME A SUBSIDIARY OF NBH, INC., BUT WILL REMAIN THE ULTIMATE PARENT COMPANY. IN THAT EVENT, BERKSHIRE HATHAWAY INC. WILL REMAIN THE REGISTRANT OF THE SHARES REGISTERED HEREBY. THEREFORE, IN ORDER TO ACCOUNT FOR EITHER POSSIBLE EVENT, THIS REGISTRATION STATEMENT CONSTITUTES THE REGISTRATION STATEMENT OF NBH, INC. AND BERKSHIRE HATHAWAY INC.

PROSPECTUS

                            BERKSHIRE HATHAWAY INC.


            5,090 SHARES OF CLASS A COMMON STOCK ($5.00 PAR VALUE)
             222 SHARES OF CLASS B COMMON STOCK ($.1667 PAR VALUE)

This Prospectus relates to 5,090 shares of the Class A Common Stock, par value $5.00 per share ("Class A Common Stock"), and 222 shares (such shares, together with such 5,090 shares of Class A Common Stock, the "Shares") of Class B Common Stock, par value $.1667 per share ("Class B Common Stock") of Berkshire Hathaway Inc. (the "Company"). The New York Stock Exchange lists both the Class A Common Stock, which trades under the symbol "BRK.A", and the Class B Common Stock, which trades under the symbol "BRK.B". The Shares are being offered by one or more shareholders of the Company ("the Selling Shareholders") who acquired the Shares from the Company as consideration in the Company's acquisition of Executive Jet, Inc. See "Selling Shareholders."

The Selling Shareholders may sell the Shares from time to time in one or more transactions. The Shares may be sold on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Plan of Distribution."

The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any individual has been authorized to give any information, or to make any representations, other than those contained or incorporated by reference in this Prospectus or in a Prospectus Supplement, in connection with the offer made by this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date hereof or thereof. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The date of this Prospectus is         , 1998.

                            BERKSHIRE HATHAWAY INC.

  The Company and its subsidiaries are engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted nationwide on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the seventh largest auto insurer in the United States.

  Investment portfolios of insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, Federal Home Loan Mortgage Corporation, The Gillette Company, The Washington Post Company, and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

  Additionally, the Company publishes the Buffalo News, a daily and Sunday newspaper in upstate New York. Other significant business activities conducted by non-insurance subsidiaries include the manufacture and marketing of home cleaning systems and related accessories (sold principally under the Kirby name), manufacture and sale of boxed chocolates and other confectionery products (See's Candies), retailing of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings and Star Furniture Company), manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc. and Dexter Shoe Company), retailing of fine jewelry (Borsheim's and Helzberg's Diamond Shops), providing training to operators of aircraft and ships throughout the world (FlightSafety International), licensing and servicing a system of approximately 5,800 Dairy Queen Stores (Dairy Queen) and selling fractional ownership interests in aircraft (Executive Jet, Inc.). The Company also owns a number of other businesses engaged in a variety of activities.

  Operating decisions for the various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for the Company and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of the Company's Board of Directors.

  The Company has entered into an Agreement and Plan of Mergers dated June 19, 1998 with General Re Corporation, one of the world's largest reinsurance companies. Information regarding this transaction is provided in a joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission. See "Available Information."

  The Company's executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number at that location is (402) 346-1400.


                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

  The Shares offered by this Prospectus were initially issued to the Selling Shareholders pursuant to an Agreement and Plan of Merger dated as of July 22, 1998, by and among the Company, MC Sub, Inc., Executive Jet, Inc. ("Executive Jet") and the then-shareholders of Executive Jet (the "Merger Agreement"). Each of the former Executive Jet shareholders is referred to individually herein as a "Selling Shareholder," and all of the former Executive Jet shareholders are referred to collectively herein as the "Selling Shareholders." All Selling Shareholders who held offices or other positions with Executive Jet prior to the Merger hold the same positions with Executive Jet after the Merger.

  Immediately following the effectiveness of the Merger, the Selling Shareholders held, in the aggregate, 5,090 shares of the Company's Class A Common Stock, which amount is less than one percent of the Company's outstanding Class A Common Stock, and 222 shares of the Company's Class B Common Stock, which amount is less than one percent of the Company's outstanding Class B Common Stock. Because a Selling Shareholder may offer pursuant to this Prospectus all or some part of the Class A Common Stock and Class B Common Stock which he or it holds, and because the offering may or may not be an underwritten offering on a firm commitment basis, no estimate can be given as of the date hereof as to the number of the Shares to be offered for sale by a Selling Shareholder or as to the number of the Shares that will be held by a Selling Shareholder upon termination of such offering. See "Plan of Distribution."

  The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of the date of this Prospectus by each Selling Shareholder.

       Shareholder Name                                              Number of Shares
       ----------------                                              ----------------
                                                        Class A Common Stock   Class B Common Stock
                                                        --------------------   --------------------
     Richard T. Santulli                                               3,437                     21
     Delbert Coleman                                                     239                     15
     Neil Coleman                                                        239                     15
     Jerold B. Friedman, as Trustee of the
        Jerold B. Friedman Retained Annuity
        Trust Number One                                                  83                     22
     Jerold B. Friedman, as Trustee of the
        Jerold B. Friedman Retained Annuity
        Trust Number Two                                                  83                     22
     James W. Jacobs                                                     191                     14
     The Jacobs Family Limited Partnership                                29                     --
     David Orlinsky                                                      471                     10
     David Orlinsky, as Trustee of the David
        Orlinsky Retained Annuity Trust Number One                       104                     28
     Scott Liston                                                         --                     21
     The Goldman Sachs Group, L.P. /(a)/                                 214                     54

Other required information relating to any Selling Shareholder will be set forth in a Prospectus Supplement as necessary.
________________
/(a)/ Represents in the aggregate 214 shares of Class A Common Stock and 54 shares of Class B Common Stock owned by certain partnerships (the "GS Partnerships") of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partner or managing general partner, including
       (i) 194 shares of Class A Common Stock and 8 shares of Class B Common Stock owned by GS Capital Partners, L.P., (ii) 5 shares of Class A Common Stock and 15 shares of Class B Common Stock owned by Bridge Street Fund 1994, L.P., (iii) 5 shares of Class A Common Stock and 21 shares of Class B Common Stock owned by Bridge Street Fund 1995, L.P., (iv) 5 shares of Class A Common Stock and 8 shares of Class B Common Stock owned by Stone Street Fund 1994, L.P., and (v) 5 shares of Class A Common Stock and 2 shares of Class B Common Stock owned by Stone Street Fund 1995, L.P. GS Group disclaims beneficial ownership of the shares owned by the GS Partnerships to the extent interests in such partnerships are owned by persons other than GS Group and its affiliates.

                             PLAN OF DISTRIBUTION

  Any or all of the Shares may be sold from time to time to purchasers directly by a Selling Shareholder. Sales of the Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Alternatively, a Selling Shareholder may from time to time offer any or all of the Shares on the New York Stock Exchange, through brokers or dealers, or otherwise. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders.

  The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling Shareholder or by agreement between a Selling Shareholder and his or its underwriters, dealers, brokers or agents.

  Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Shares, for whom they may act. In addition, a Selling Shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by a Selling Shareholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

  At any time a particular offer of Shares is made by a Selling Shareholder, a Prospectus Supplement will be distributed, if required, which will set forth the identity of, and certain information relating to, such Selling Shareholder, the aggregate amounts of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

  The Merger Agreement provides that the Company will indemnify a Selling Shareholder against certain liabilities, including liabilities under the Securities Act. The Merger Agreement also provides for the indemnification of the Company by a Selling Shareholder for certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

  The validity of the Shares has been passed upon by Munger, Tolles & Olson LLP, Los Angeles, California, as counsel for the Company. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a director of the Company. He and other attorneys in such firm beneficially own an aggregate of less than 1% of the outstanding Company Common Stock.



                                    EXPERTS

  The financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such reports, proxy statements and other information filed with the Commission concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Company's Class A Common Stock and Class B Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning the Company, which files electronically with the Commission.

  The Company has filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-10125) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; (iii) the description of the Company's Class A Common Stock included in the Registration Statement on Form 8-A dated October 26, 1988; (iv) the description of the Company's Class B Common Stock included in the Registration Statement on Form 8-A dated April 1, 1996;
(v) the Company's Current Report on Form 8-K filed on June 26, 1998; and (vi) the information under the heading "Unaudited Pro Forma Combined Condensed Financial Statements" at pages 59-63 of the Joint Proxy Statement/Prospectus dated August 12, 1998 included in Amendment No. 1 to the Company's Registration Statement on Form S-4 dated August 12, 1998.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus.

  Any statement contained in this Prospectus, in any Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, any Prospectus Supplement, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus, except the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written requests for such copies should be directed to Forrest N. Krutter, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131. Telephone requests for such copies should be directed to Forrest N. Krutter at (402) 346-1400.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The following expenses of this offering will be borne by the Company:/*/

 SEC Registration Fee...........    $104,209
 NYSE Listing Fees..............       1,500
 Legal Fees and Expenses........       3,500
 Accounting Fees and Expenses...       5,000
 Miscellaneous..................         791
                                    --------
     Total......................    $115,000
                                    ========
--------------------------------------------

/*/  All amounts other than the SEC registration fee are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Section 10 of the Company's By-Laws provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of the Company from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and the Company's By-Laws, the Company has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements under the caption "Summary of the Indemnification Agreements" on page 9 of the Company's definitive proxy statement for its May 19, 1987 Annual Meeting of Stockholders, Commission File No. 0-7413, is incorporated herein by reference.

  As permitted by Section 102 of the General Corporation Law of Delaware, the Company's Restated Certificate of Incorporation includes as Article Tenth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of the Company to the Company or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

ITEM 16.  EXHIBITS.

Exhibit Number      Description of Document
---------------     -----------------------

  2 Agreement and Plan of Mergers, dated as of June 19, 1998, by and between Berkshire Hathaway Inc. and General Re Corporation (incorporated by reference to Exhibit 1 to Berkshire's Current Report on Form 8-K filed on June 26, 1998, File No. 1-10125).

  5    Opinion of Munger, Tolles & Olson LLP.

 23.1  Consent of Deloitte & Touche LLP.

 23.2  Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5).

 24    Power of attorney (see page II-3).


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON AUGUST 25, 1998.

BERKSHIRE HATHAWAY INC.                   NBH, INC.

By     /s/ Marc D. Hamburg                By     /s/ Marc D. Hamburg
  ----------------------------------        ------------------------------------
          Marc D. Hamburg                            Marc D. Hamburg
     Vice President and Chief                   Vice President and Chief
         Financial Officer                          Financial Officer


                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                    TITLE                                                            DATE
---------                                    -----                                                            ----
/s/ Warren E. Buffett                        Chairman of the Board and Director (principal                    August 25, 1998
-------------------------------              executive officer) of Berkshire Hathaway Inc.
Warren E. Buffett                            and of NBH, Inc.


/s/ Marc D. Hamburg                          Vice President and Chief Financial Officer                       August 25, 1998
-------------------------------              (principal financial officer) of Berkshire
Marc D. Hamburg                              Hathaway Inc. and of NBH, Inc.

/s/ Daniel J. Jaksich                        Controller (principal accounting officer) of                     August 25, 1998
-------------------------------              Berkshire Hathaway Inc. and of NBH, Inc.
Daniel J. Jaksich

/s/ Charles T. Munger                        Vice-Chairman of the Board and Director of                       August 25, 1998
-------------------------------              Berkshire Hathaway Inc. and of NBH, Inc.
Charles T. Munger

/s/ Susan T. Buffett                         Director of Berkshire Hathaway Inc. and of                       August 25, 1998
-------------------------------              NBH, Inc.
Susan T. Buffett

/s/ Malcolm G. Chace                         Director of Berkshire Hathaway Inc. and of                       August 25, 1998
-------------------------------              NBH, Inc.
Malcolm G. Chace

/s/ Walter Scott, Jr.                        Director of Berkshire Hathaway Inc. and of                       August 25, 1998
-------------------------------              NBH, Inc.
Walter Scott, Jr.

/s/ Howard G. Buffett                        Director of Berkshire Hathaway Inc. and of                       August 25, 1998
-------------------------------              NBH, Inc.
Howard G. Buffett

/s/ Ronald L. Olson                          Director of Berkshire Hathaway Inc. and of                       August 25, 1998
-------------------------------              NBH, Inc.
Ronald L. Olson